Exhibit 4.5

FORM OF WARRANT AGENT AGREEMENT

This Warrant Agent Agreement made as of [___________], 2014, is between Ruthigen, a Delaware corporation, with offices at 2455 Bennett Valley Rd., Suite C116, Santa Rosa, California 95404 (the “Company”), and VStock Transfer, LLC, with offices at 77 Spruce Street, Suite 201, Cedarhurst, New York (the “Warrant Agent”).

WHEREAS, the Company has determined to issue and deliver to investors, among other securities, Series A Warrants (the “Series A Warrants”) to purchase (1) up to [_________] shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (2) Series B Warrants to purchase up to [_________] shares of Common Stock (the “Series B Warrants,” and collectively with the Series A Warrants, the “Warrants”), pursuant to an Underwriting Agreement entered into between the Company and Dawson James Securities, Inc., as representative of the several Underwriters named on Schedule 1 attached thereto, dated [___________], 2014 (the “Underwriting Agreement”). Each Series A Warrant evidencing the right of the holder thereof to purchase, for an exercise price of $[___][100% of the IPO PRICE TO THE PUBLIC], one share of Common Stock and Series B Warrant to purchase one share of Common Stock, for an exercise price of $[___][125% of the IPO PRICE TO THE PUBLIC], subject to adjustment as described in the Warrants (each exercise price, as applicable, the “Warrant Price”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Warrant Agent Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

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1.                   Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant Agent Agreement and each series of Warrant.

2.                   Warrants.

2.1                Form of Series A Warrant. Each Series A Warrant shall be (a) issued in book-entry only, (b) in substantially the form of Exhibit A attached hereto, the provisions of which are incorporated herein, and (c) signed by, or bear the facsimile signature of, the Chairman of the Board, the Chief Executive Officer of the Company or the Chief Financial Officer of the Company. In the event the person whose facsimile signature has been placed upon any Series A Warrant shall have ceased to serve in the capacity in which such person signed the Series A Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2                Form of Series B Warrant. Each Series B Warrant shall be (a) issued in book-entry only, (b) in substantially the form of Exhibit B attached hereto, the provisions of which are incorporated herein, and (c) signed by, or bear the facsimile signature of, the Chairman of the Board, the Chief Executive Officer of the Company or the Chief Financial Officer of the Company. In the event the person whose facsimile signature has been placed upon any Series B Warrant shall have ceased to serve in the capacity in which such person signed the Series B Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3                Registration.

2.3.1           Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”), for the registration of the original issuance and registration of transfers of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.3.2           Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered in the Warrant Register (“Registered Holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Book-Entry Warrant Certificate (as such term is defined below) made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.3.3           The Warrants shall be issuable in book entry (the “Book-Entry Warrant Certificates”). All of the Warrants shall initially be represented by one or more Book-Entry Warrant Certificates deposited with the Warrant Agent and registered in the name of the Registered Holder. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by the Warrant Agent.

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3.                   Exercise of Warrants. Subject to the provisions of the Warrants and this Warrant Agreement, a Warrant, may be exercised by the Registered Holder thereof by delivering to the office of the Warrant Agent, or at the office of its successor as Warrant Agent, the notice of exercise, as set forth in the Warrant, duly executed, and by paying in full, in lawful money of the United States, in cash, by wire transfer, or cashier’s check drawn on a United States bank payable to the order of the Company (or, if available, pursuant to the cashless exercise feature as set forth in such Warrant), the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and the issuance of the Common Stock by the Warrant Agent as set forth in the applicable Warrant. In no event shall the Registered Holder of any Warrant be entitled to “net cash settle” the Warrant. The Warrant Agent will transmit to the Company the funds received from the Registered Holders for the exercise of the Warrants within two (2) business days following the acceptance of such funds.

4.                   Concerning the Warrant Agent and Other Matters.

4.1                Payment of Taxes. The Company will, from time to time, promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

4.2                Resignation, Consolidation, or Merger of Warrant Agent.

4.2.1           Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint, in writing, a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and have its principal office in the Borough of Manhattan, City and State of New York, and be authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but, if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

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4.2.2           Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

4.2.3           Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agent Agreement without any further act on the part of the Company.

4.3                Fees and Expenses of Warrant Agent.

4.3.1           Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder as set forth on Exhibit C hereto and will reimburse the Warrant Agent upon demand for all actual and documented expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

4.3.2           Further Assurances. The Company agrees to perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agent Agreement.

4.4                Liability of Warrant Agent.

4.4.1           Reliance on Company Statement. Whenever, in the performance of its duties under this Warrant Agent Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agent Agreement.

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4.4.2           Indemnity. The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agent Agreement, except as a result of the Warrant Agent’s negligence, willful misconduct or bad faith.

4.4.3           Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agent Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agent Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the adjustment provisions contained in the Warrants or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agent Agreement or any Warrant or as to whether any shares of Common Stock will, when issued, be valid, fully paid and nonassessable.

4.5                Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Warrant Agent Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company’s Common Stock through the exercise of Warrants.

5.                   Notices of Changes in Warrant. Upon every adjustment of the exercise price of a Warrant or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant exercise price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

6.                   Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

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7.                   Miscellaneous Provisions.

7.1                Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company or the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of the Warrants or any stock certificate relating to shares underlying the Warrants, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them (including, posting a bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Warrant Agent will deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

7.2                Successors. All the covenants and provisions of this Warrant Agent Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

7.3                Notices. Any notice, statement or demand authorized by this Warrant Agent Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Ruthigen, Inc.

2455 Bennett Valley Road, Suite C116

Santa Rosa, California 95404

Attn: Chief Executive Officer

with a copy in each case to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, NY 10017

Attn: Linda K. Rockett, Esq.

Any notice, statement or demand authorized by this Warrant Agent Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

VStock Transfer, LLC
150 West 46th Street, 6th Floor
New York, NY 10036
Attn: Compliance Department

Any notice, statement or demand authorized to be given or made by the Warrant Agent or the Company to the holder of any Warrant shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed, at the last address set forth for such holder in the Warrant Register.

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Any notice, sent pursuant to this Warrant Agent Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

7.4                Applicable Law. The validity, interpretation, and performance of this Warrant Agent Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agent Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

7.5                Examination of the Warrant Agreement. A copy of this Warrant Agent Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his, her or its Warrant for inspection.

7.6                Counterparts; Facsimile Signatures. This Warrant Agent Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Facsimile signatures shall constitute original signatures for all purposes of this Warrant Agent Agreement.

7.7                Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Agent Agreement and shall not affect the interpretation thereof

7.8                Amendments.

7.8.1           This Warrant Agent Agreement and any Warrant may be amended by the parties hereto by executing a supplemental warrant agreement (a “Supplemental Agreement”), without the consent of any of the Warrant holders, for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Warrant Agent Agreement that is not inconsistent with the provisions of this Warrant Agent Agreement or the Warrant, (ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in this Warrant Agent Agreement and the Warrants, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Warrants, (iv) adding to the covenants of the Company for the benefit of the Holders or surrendering any right or power conferred upon the Company under this Warrant Agent Agreement, or (v) amending this Warrant Agent Agreement and the Warrants in any manner that the Company may deem to be necessary or desirable and that will not adversely affect the interests of the Warrant holders in any material respect.

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7.8.2           The Company and the Warrant Agent may amend this Warrant Agent Agreement by executing a Supplemental Agreement with the consent of the Holders of not fewer than a majority of the unexercised Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agent Agreement; provided, however, that, without the consent of each of the Warrant holders affected thereby, no such amendment may be made that changes the Warrants.

7.9                Severability. This Warrant Agent Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agent Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agent Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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IN WITNESS WHEREOF, this Warrant Agent Agreement has been duly executed by the parties hereto as of the day and year first above written.

RUTHIGEN, INC.

By:
[Name, Title]

VSTOCK TRANSFER, LLC

By:
[Name, Title]

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